EXHIBIT 1

JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned.  This agreement may be included as an exhibit to such joint filing.

Dated:  February 13, 2009

                                   /s/ Ronald O. Perelman
                                   Ronald O. Perelman

                                                               MACANDREWS & FORBES GROUP, LLC

                                                               By: /s/ Barry F. Schwartz
                                                               Name: Barry F. Schwartz
                                                               Title:   Executive Vice Chairman